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                                                                    Exhibit 21.1

                      INTERNATIONAL TECHNOLOGY CORPORATION

                          LIST OF SUBSIDIARY COMPANIES



Beneco Enterprises, Inc.
Capital National Insurance Company
Chi Mei Entech, Ltd.
Chi Mei International Technology, Ltd.
Gradient Corporation
IT Corporation
IT Tulsa Holdings, Inc. (formerly IT-McGill Pollution Control Systems, Inc.) International Technology Europe Ltd.
IT Brownfields Services Corporation
IT Corporation de Mexico, S.A. de C.V.
IT Corporation of North Carolina
IT Corporation Limited (formerly IT-McGill Limited)
IT Europe Pollution Control Engineering, Ltd. (formerly IT-McGill Pollution
     Control Systems, Ltd.)
IT International Holdings, Inc.
IT Investment Holdings, Inc.
Jellinek, Schwartz & Connolly, Inc.
LandBank, Inc.
OHM Corporation
OHM Remediation Services Corporation
OHM Energy Services, Inc.
Pacific Environmental Group, Inc.
PHR Environmental Consultants, Inc.
Universal Professional Insurance Company